Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cricut, Inc.

South Jordan, Utah

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 4, 2021 (except for the “Forward Stock Split” paragraph of Note 16, as to which the date is March 16, 2021), relating to the consolidated financial statements of Cricut, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Salt Lake City, Utah

March 16, 2021